PROSPECTUS SUPPLEMENT                                         File No. 333-52822
---------------------                                             Rule 424(b)(3)
(To Prospectus Supplement and Prospectus
dated January 24, 2001)
Prospectus number:      0


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:  $231,500,000       Original Issue Date:      December 7, 2001

CUSIP Number:         59018YKY6       Stated Maturity Date:     December 8, 2003


Interest Calculation:                 Day Count Convention:
--------------------                  --------------------
[X]  Regular Floating Rate Note       [X]   Actual/360

[ ]  Inverse Floating Rate Note       [ ]   30/360

      (Fixed Interest Rate):          [ ]   Actual/Actual


Interest Rate Basis:
-------------------
[X]   LIBOR                           [ ]   Commercial Paper Rate

[ ]   CMT Rate                        [ ]   Eleventh District Cost of Funds Rate

[ ]   Prime Rate                      [ ]   CD Rate

[ ]   Federal Funds Rate              [ ]   Other (see attached)

[ ]   Treasury Rate
          Designated CMT Page:        Designated LIBOR Page:
            CMT Telerate Page:           LIBOR Telerate Page:
             CMT Reuters Page:           LIBOR Reuters Page:


Index Maturity:           One Month   Minimum Interest Rate:     Not Applicable

Spread:                   0.2100%     Maximum Interest Rate:     Not Applicable

Initial Interest Rate:    TBD         Spread Multiplier:         Not Applicable



Interest Reset Dates:     Monthly, on the 8th of every month, commencing
                          January 8, 2002 until maturity, subject to modified following business day convention.

Interest Payment Dates:   Monthly, on the 8th of every month, commencing
                          January 8, 2002 until maturity, subject to modified following business day convention.

Repayment at the
Option of the Holder:     The Notes cannot be repaid prior to the Stated
                          Maturity Date.

Redemption at the
Option of the Company:    The Notes cannot be redeemed prior to the Stated
                          Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                  The Chase Manhattan Bank

Dated:                    December 4, 2001